UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-05571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF4-101 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, RadioShack Corporation (the “Company”) announced that it had promoted Mr. William Nebes, III to the position of Senior Vice President – Mexico. Mr. Nebes’ promotion was effective on February 16, 2012, and he will continue to report to the Company’s President and Chief Executive Officer, James F. Gooch.

Mr. Nebes, who is 55, has served as Vice President – Mexico since February 2009, shortly after the Company acquired full ownership of its operations in Mexico in December 2008. Mr. Nebes will continue his oversight of retail operations, distribution, marketing and financial administration for the Company’s operations in Mexico. Mr. Nebes joined RadioShack in August 2008 as Vice President of the Company’s store operations in the northeastern United States. Before joining the Company, Mr. Nebes served as chief operating officer from March 2008 to May 2008 for North American Marketing Corporation, a pool, patio and game room retailer, and as chief executive officer from 2006 to 2008 for IMO Corporation, a multi-carrier wireless retail concept. A copy of the press release announcing Mr. Nebes’ promotion is attached as Exhibit 99.1.

There is no family relationship between Mr. Nebes and any other executive officer or director of the Company, and there is no arrangement or understanding with any other person under which he was appointed. All executive officers of RadioShack are appointed by the Board of Directors to serve until their successors are appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Nebes has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Nebes’ promotion, his annual base salary is $306,335, and his 2012 annual bonus opportunity is $183,801, or 60% of his base salary. Payment made pursuant to the annual bonus is subject to the Company achieving certain performance metrics and certain other terms and conditions.

Mr. Nebes participates in the Company’s Long Term Incentive Compensation Plan. In connection with his promotion, Mr. Nebes’ target bonus under the 2012-2014 Long Term Incentive Compensation Plan is $122,534. Payment made pursuant to the three-year plan referenced above is subject to the Company achieving certain performance metrics and certain other terms and conditions.

Mr. Nebes will receive equity grants in February 2012 with fair values as set forth below:

Restricted Stock:	$85,000
Stock Options:	$45,000

The foregoing awards will be made to Mr. Nebes at the same time equity grants are made to the Company’s other executive officers. These shares of restricted stock and stock options will vest on each of the first three anniversaries of the grant date, in increments of one-third of the number of shares and options granted, provided Mr. Nebes is then employed by the Company or one of its subsidiaries. Unless terminated sooner according to the terms of the Company’s 2009 Incentive Stock Plan, the options will expire seven years after the grant date.

Mr. Nebes will remain eligible to participate in the Company’s health and welfare plans, Officers’ Severance Program, and Executive Life and Long Term Disability benefits.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Index to Exhibits are furnished as part of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 23rd day of February, 2012.

RadioShack Corporation (Registrant)

By: /s/ Dorvin D. Lively
Dorvin D. Lively Executive Vice President – Chief Financial Officer and Chief Administrative Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 23, 2012.